Form 8-K/A

                 UNITED STATES SECURITIES AND EXCHANGE COMISSION
                             Washington, D.C. 20549


                                CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): June 30, 2000


                                 EPICEDGE, INC.
             (Exact name of Registrant as specified in its charter)


                                      Texas
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

         0-9129                                          75-1657943
(Commission File Number)                    (IRS Employer Identification Number)



                                  3200 Wilcrest
                                    Suite 370
                            Houston, Texas 77042-3366
                                  713-784-2374
          (Address and telephone number of principal executive offices)



                                 EPICEDGE, INC.
                                TABLE OF CONTENTS

Item 7         Item 7 of the Current Report on Form 8-K, as originally filed on
               July 14, 2000, is hereby amended and restated in its entirety as follows:
                                                                                        Page
                                                                                        ----


Item 7 (a)     Financial Statements of Acquired Business

               Historical Audited Financial Statements of IPS Associates, Inc. and
               Subsidiaries for the Year Ended December 31, 1999                          1

               Historical Unaudited Financial Statements of IPS Associates, Inc. and
               Subsidiaries for the Years Ended December 31, 1998 and 1997               15

Item 7 (b)     Pro Forma Financial Information

               Pro forma financial information for the year ended December 31, 1999
               and the six months ended June 30, 2000                                    29

Item 7 (c)     Exhibits                                                                  33


                              IPS Associates, Inc.
                                and Subsidiaries

                     Consolidated Financial Statements as of
                                December 31, 1999

                   Together with Independent Auditors' Report

                      IPS Associates, Inc. and Subsidiaries

                          Independent Auditors' Report

================================================================================

To the Board of Directors of
   IPS Associates, Inc. and Subsidiaries:

                 We have audited the accompanying consolidated balance sheet of IPS Associates, Inc. (a California corporation) and subsidiaries as of December 31, 1999, and the related consolidated statements of operations and comprehensive loss, stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of IPS Associates Asia Pte Ltd, a wholly owned subsidiary, which statements reflect total assets of $888,258 as of December 31, 1999, and total revenues of $2,436,134 for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for IPS Associates Asia Pte Ltd, is based solely on the report of the other auditors.

                 We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                 In our opinion, based on the report of other auditors, the consolidated financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of IPS Associates, Inc. and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                  Elwood o Espina o Ferrell, LLP
                                                  San Mateo, California
                                                  May 3, 2000

Item 7 (a) - Financial Statements of Acquired Business


                      IPS Associates, Inc. and Subsidiaries

                                Table of Contents
==============================================================================================================

                                                                                                      Page No.
                                                                                                      --------
INDEPENDENT AUDITORS' REPORT ON
   CONSOLIDATED FINANCIAL STATEMENTS.............................................................            1

CONSOLIDATED FINANCIAL STATEMENTS

   Consolidated Balance Sheet....................................................................            2

   Consolidated Statement of Operations and Comprehensive Loss...................................            3

   Consolidated Statement of Changes in Stockholders' Equity (Deficit)...........................            4

   Consolidated Statement of Cash Flows..........................................................         5 - 6

   Notes to Consolidated Financial Statements....................................................        7 - 14




                      IPS Associates, Inc. and Subsidiaries

                           Consolidated Balance Sheet
================================================================================================================
December 31, 1999
----------------------------------------------------------------------------------------------------------------
Assets
Current assets:
    Cash and cash equivalents                                                                    $       770,272
    Accounts receivable -
        Trade, net of allowance for doubtful accounts of $46,500                                       1,502,169
        Employee                                                                                           5,000
        Other                                                                                             26,460
    Income tax refund                                                                                     49,547
    Prepaid expenses and other current assets                                                            110,171
----------------------------------------------------------------------------------------------------------------
Total current assets                                                                                   2,463,619
Property and equipment, net                                                                              649,232
Other assets                                                                                           2,062,426
----------------------------------------------------------------------------------------------------------------
                                                                                                 $     5,175,277
================================================================================================================
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
    Note payable to bank                                                                         $       500,000
    Current maturities of long-term debt                                                                 778,817
    Accounts payable                                                                                     318,008
    Accrued expenses                                                                                     973,405
    Accrued taxes on income                                                                               26,007
    Deferred taxes on income                                                                              28,500
----------------------------------------------------------------------------------------------------------------
Total current liabilities                                                                              2,624,737
----------------------------------------------------------------------------------------------------------------
Long-term debt, net of current maturities shown above                                                  4,861,458
Deferred taxes on income                                                                                   9,103
----------------------------------------------------------------------------------------------------------------
Commitments
Stockholders' equity (deficit):
    Class A common stock, $0.001 par value, 10,000,000 shares authorized;
        1,616,744 shares issued and outstanding                                                            1,617
    Class B common stock, $0.001 par value, 10,000,000 shares authorized;
        1,203,704 shares issued and outstanding                                                            1,204
    Additional paid-in capital                                                                         3,641,452
    Guaranteed ESOP obligations                                                                       (5,281,393)
    Deferred compensation                                                                               (194,572)
    Accumulated other comprehensive loss                                                                  (4,284)
    Retained earnings (deficit)                                                                         (484,045)
----------------------------------------------------------------------------------------------------------------
Total stockholders' equity (deficit)                                                                  (2,320,021)
----------------------------------------------------------------------------------------------------------------
                                                                                                 $     5,175,277
================================================================================================================


       The accompanying notes are an integral part of this balance sheet.


                                     IPS Associates, Inc. and Subsidiaries

                             Consolidated Statement of Operations and Comprehensive Loss
================================================================================================================
Year ended December 31, 1999
----------------------------------------------------------------------------------------------------------------
Revenues:
    Training                                                                                     $     8,731,506
    Consulting                                                                                         3,751,966
----------------------------------------------------------------------------------------------------------------

Total revenues                                                                                        12,483,472
----------------------------------------------------------------------------------------------------------------

Expenses:
    Employment and related expenses                                                                    7,170,606
    General and administrative expenses                                                                5,475,993
----------------------------------------------------------------------------------------------------------------

Total expenses                                                                                        12,646,599
----------------------------------------------------------------------------------------------------------------

Loss from operations                                                                                    (163,127)

Other income (expense):
    Interest, net                                                                                       (347,868)
    Gain on sale of property and equipment                                                                   600
    Lawsuit settlement                                                                                   133,744
    Unrealized loss on investments                                                                    (1,350,000)
    Other income                                                                                           1,056
----------------------------------------------------------------------------------------------------------------

Loss before provision (credit) for taxes on income                                                    (1,725,595)

Provision (credit) for taxes on income                                                                  (391,202)
----------------------------------------------------------------------------------------------------------------

Net income                                                                                            (1,334,393)

Other comprehensive loss, foreign currency translation adjustment                                         (7,748)
----------------------------------------------------------------------------------------------------------------

Comprehensive income                                                                                 $(1,342,141)
================================================================================================================



         The accompanying notes are an integral part of this statement.



                                       IPS Associates, Inc. and Subsidiaries

                        Consolidated Statement of Changes in Stockholders' Equity (Deficit)

====================================================================================================================================
   Year ended December 31, 1999
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                   Accum-
                                                                                                   ulated
                                                                                                    Other
                               Class A           Class B                                           Compre-                Total
                             Common Stock      Common Stock    Additional  Guaranteed   Deferred   hensive  Retained   Stockholders'
-------------------------------------------------------------   Paid-in       ESOP       Compen-   Income   Earnings      Equity
                           Shares   Amount   Shares    Amount   Capital    Obligations    sation   (Loss)   (Deficit)    (Deficit
------------------------------------------------------------------------------------------------------------------------------------
   Balance, December 31,
     1998                1,667,852  $1,668  1,203,704  $1,204  $3,794,899  $(6,132,114) $(299,223) $ 3,464  $  926,655  $(1,703,447)

   Amortization of
     guaranteed ESOP
     obligations                 -       -          -       -    (398,579)     850,721          -        -           -      452,142
   Repurchase of
     shares                (88,408)    (88)         -       -     (23,605)           -          -        -     (76,307)    (100,000)
   Vesting of
     stock grants            4,800       5          -       -          (5)           -          -        -           -            -
   Issuance of
     stock options               -       -          -       -     286,962            -          -        -           -      286,962
   Exercise of
     stock options          32,500      32          -       -       2,405            -          -        -           -        2,437
   Amortization of
     deferred
     compensation                -       -          -       -           -            -     78,067        -           -       78,067
   Cancellation of
     stock options               -       -          -       -     (20,625)           -     26,584        -           -        5,959
   Foreign currency
     translation
     adjustment                  -       -          -       -           -            -          -   (7,748)          -       (7,748)
   Net loss                      -       -          -       -           -            -          -        -  (1,334,393)  (1,334,393)
------------------------------------------------------------------------------------------------------------------------------------
   Balance, December 31,
     1999                1,616,744  $1,617  1,203,704  $1,204  $3,641,452  $(5,281,393) $(194,572) $(4,284) $ (484,045) $(2,320,021)
====================================================================================================================================



         The accompanying notes are an integral part of this statement.


                                               IPS Associates, Inc. and Subsidiaries

                                               Consolidated Statement of Cash Flows
===================================================================================================================
Year ended December 31, 1999
-------------------------------------------------------------------------------------------------------------------
Operating activities:

    Net loss                                                                                      $     (1,334,393)
    Adjustments to reconcile net income to net cash provided by operating activities:
            Depreciation                                                                                   216,008
            Income on restricted investments                                                               (28,015)
            Income on investment                                                                           (27,541)
            Gain on sale of property and equipment                                                            (600)
            Unrealized loss on investments                                                               1,350,000
            Amortization of deferred compensation                                                           78,067
            Cancellation of stock options                                                                    5,959
            Exercise of stock options                                                                        2,437
            Issuance of stock options                                                                      286,962
            Amortization of guaranteed ESOP obligations                                                    452,142
            Contributions to ESOP                                                                         (650,000)
            Amortization of deferred finance costs                                                          40,428
            Foreign currency translation adjustment                                                         (7,748)
            Changes in operating assets and liabilities-
                Increase in accounts receivable                                                            (54,750)
                Decrease in income tax refund                                                              123,853
                Increase in prepaid expenses and other current assets                                      (12,900)
                Decrease in deposits                                                                         4,748
                Increase in accounts payable                                                               119,882
                Increase in accrued expenses                                                               608,179
                Decrease in accrued taxes on income                                                         (7,064)
                Decrease in deferred taxes on income                                                      (411,705)
-------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                                                  753,949
-------------------------------------------------------------------------------------------------------------------

Investing activities:
    Payments for purchases of property and equipment                                                      (153,673)
    Proceeds from sales of property and equipment                                                              600
    Proceeds from sales of marketable securities                                                         1,600,000
    Payments for purchases of investments                                                               (1,250,000)
    Advances on note receivable                                                                           (100,000)
-------------------------------------------------------------------------------------------------------------------
Net cash provided by investing activities                                                                   96,927
-------------------------------------------------------------------------------------------------------------------


                                      -5-


                                                  IPS Associates, Inc. and Subsidiaries

                                             Consolidated Statement of Cash Flows (Continued)


===================================================================================================================
Year ended December 31, 1999
-------------------------------------------------------------------------------------------------------------------

Financing activities:
    Net payments on note payable to bank                                                          $       (275,000)
    Principal payments on long-term debt                                                                   (57,335)
    Payment for repurchase of shares                                                                      (100,000)
-------------------------------------------------------------------------------------------------------------------
Net cash used in financing activities                                                                     (432,335)
-------------------------------------------------------------------------------------------------------------------

Net increase in cash and cash equivalents                                                                  418,541

Cash and cash equivalents, beginning of year                                                               351,731
-------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of year                                                            $        770,272
===================================================================================================================



Non-cash investing and financing transactions -

    Stock dividend received on investment                                                                  $27,541

    Exercise of stock options in lieu of cash
        for professional services rendered                                                                   2,437



Supplemental disclosures of cash flow information -
    Cash paid during the year for:
        Interest                                                                                          $536,487
        Income taxes                                                                                        50,571




         The accompanying notes are an integral part of this statement.

                      IPS Associates, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

                      For the year ended December 31, 1999

================================================================================

1.   Nature of                      Operations   -   IPS  Associates,  Inc.  and
     Business and                   subsidiaries ("company")  is in the business
     Significant                    of    project    management    training  and
     Accounting                     consulting   services  to   high  technology
     Policies                       companies.   In  1998,  the company  created
                                    two classes of common stock, Class A and Class B, each having similar rights and preferences. During the year ended December
                                    31, 1999, three of the company's clients collectively provided approximately 36% of revenues.

                                    Principles    of    Consolidation    -   The
                                    consolidated  financial  statements  of  the
                                    company  include the  accounts of its wholly
                                    owned  subsidiaries,  IPS  Global  Partners,
                                    Inc., incorporated in California in October,
                                    1996,  and  IPS  Associates  Asia  Pte  Ltd,
                                    incorporated in the Republic of Singapore in
                                    January, 1997. All intercompany transactions
                                    and  balances   have  been   eliminated   in
                                    consolidation.

                                    Cash and Cash Equivalents - Cash and cash equivalents consist of cash on hand and in banks and certificates of deposit with an original maturity of three months or less.

                                    Marketable   Securities  -  The   marketable
                                    securities  consist of two  municipal  bonds
                                    and  are   classified  as   held-to-maturity
                                    securities. The bonds are carried at cost in
                                    accordance   with   Statement  of  Financial
                                    Accounting Standard ("SFAS") 115, Accounting
                                    for Certain  Investments  in Debt and Equity
                                    Securities.  The bonds mature in June,  2032
                                    and September, 2033.

                                    Depreciation  -  The  company  utilizes  the
                                    straight-line    method   of   depreciation.
                                    Equipment is being  depreciated  over 3 to 7
                                    years.   Leasehold  improvements  are  being
                                    depreciated over 11 and 15 years. Fully depreciated assets still in use totaled $171,523 at December 31, 1999. Accelerated methods of depreciation are used for tax purposes.

                                    Deferred Finance Costs - Fees incurred in securing long-term loans to finance the Employee Stock Ownership Plan ("ESOP") have been capitalized and are being amortized over seven years, the terms of the related loans.

                                    Investments - The company has invested in unrelated private companies as follows:


                                   1,025 shares of National Cooperative Bank                               $102,541
                                   925,926 shares of Vite preferred stock                                   150,000
                                   1,500,000 shares of Emprend, Inc.                                              0
                                   500,000 shares of XIS Incorporated preferred stock                             0
                                   --------------------------------------------------------------------------------
                                   Total                                                                   $252,541
                                   ================================================================================


                                    The investments are stated at the lower of cost or assumed market value. In relation to the funds borrowed by the company from a bank to finance the ESOP, the company also purchased 750 shares of the bank's Class B stock for $75,000 in cash. During 1999, the company received an additional 275 shares as a stock patronage refund.

                                    Restricted  Investments  -  The  company  is
                                    required by the  lending  bank to maintain a
                                    collateral  investment  account as  security
                                    against   the   ESOP    loans.    Restricted
                                    investments are invested in money funds and municipal bonds.

                                    Income Taxes - Income taxes are provided for
                                    the tax effects of transactions  reported in
                                    the  financial  statements  and  consist  of
                                    taxes   currently  due  and  deferred  taxes
                                    resulting  primarily from timing differences
                                    which  relate  to   depreciation,   vacation
                                    expenses, the state tax deduction,  deferred
                                    compensation,    allowance    for   doubtful
                                    accounts, deferred revenue and ESOP related differences. The deferred tax liabilities represent the future tax return consequences of those differences, which will be taxable when the liabilities are settled.

                                    Use  of  Estimates  -  The   preparation  of
                                    financial   statements  in  conformity  with
                                    generally  accepted  accounting   principles
                                    requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  Property and                    Property and equipment at December 31, 1999
    Equipment                       consisted of the following:


                                   Equipment                                                        $      722,778
                                   Leasehold improvements                                                  497,613
                                   --------------------------------------------------------------------------------
                                   Total                                                                 1,220,391
                                   Less - Accumulated depreciation                                        (571,159)
                                   --------------------------------------------------------------------------------
                                   Property and equipment, net                                      $      649,232
                                   ================================================================================

                                       -8-


3.      Other Assets               Other assets at December 31, 1999 consisted of the following:

                                   Deferred finance costs, net of accumulated
                                      amortization of $57,273                                       $      185,299
                                   Deposits                                                                 35,589
                                   Note receivable                                                         100,000
                                   Marketable securities                                                   900,000
                                   Investments, at lower of cost or assumed
                                      market value                                                         252,541
                                   Restricted investments                                                  588,997
                                   --------------------------------------------------------------------------------
                                   Total                                                            $    2,062,426
                                   ================================================================================



4.      Accrued           Accrued expenses at December 31, 1999 consisted of the following:
        Expenses

                                   Payroll and payroll taxes                                        $     435,051
                                   Vacation                                                                68,815
                                   Deferred revenue                                                       355,449
                                   Other                                                                  114,090
                                   -------------------------------------------------------------------------------
                                   Total                                                            $     973,405
                                   ===============================================================================


5.       Note Payable              The company has a  line of credit with a bank
         To Bank                   whereby the company can  borrow a maximum  of
                                   $1,000,000  with  an  interest  rate  at  the
                                   prime  rate  (8.5% at December 31, 1999) plus
                                   .5%.    At   December  31,  1999,  there  was
                                   $500,000  outstanding   under  this  line  of
                                   credit.  The  line expires June 1, 2000.

                                   The line of credit is secured by an assignment of a security interest in the company's accounts receivable, investments, and equipment. Three of the principal stockholders have also personally guaranteed this bank credit agreement.

6.        Long-Term Debt           The company's long-term debt at December 31,
                                   1999 consisted of the following:


                                   8.02%  Guaranteed  notes  payable to bank for
                                      ESOP financing,  due in monthly  principal
                                      installments as detailed in the agreements
                                      plus interest to July,  2005, with a final
                                      payment  due in August,  2005,  secured by
                                      accounts   receivable,   investments   and
                                      equipment  and  personally  guaranteed  by
                                      three  principal   stockholders   of   the
                                      company (see Note 9)                          $5,579,167


                                      -9-

                                   7.5%  Unsecured   notes   payable  to  former
                                      employees  for the  repurchase  of  shares
                                      upon   termination  of   employment;   the
                                      remaining principal and interest
                                      payments are due in 2000                          61,108
                                   ------------------------------------------------------------
                                                                                     5,640,275
                                   Less - Current maturities                          (778,817)
                                   ------------------------------------------------------------
                                   Total                                            $4,861,458
                                   ============================================================

                                   The long-term debt maturities are as follows:

                                   Year ending December 31,                            Amount

                                   2000                                             $  778,817
                                   2001                                                812,500
                                   2002                                                880,208
                                   2003                                              1,110,417
                                   2004                                              1,300,000
                                   Thereafter                                          758,333
                                   ------------------------------------------------------------
                                   Total                                            $5,640,275
                                   ============================================================


7.   Commitments                   The  company  leases   office  space  in  San
                                   Carlos, California, and Singapore, as well as
                                   office  equipment.    The  leases  expire  at
                                   various  dates  through  May,  2001.    Total
                                   minimum future payments under these leases for the year ending December 31, 1999 are as follows:

                                    December 31,                                                          Amount
                                    ------------------------------------------------------------------------------
                                    2000                                                             $     229,431
                                    2001                                                                    64,620
                                    ------------------------------------------------------------------------------

                                    Total                                                            $     294,051
                                    ==============================================================================

                                   Rental  expense  for the year ended  December 31, 1999 was $258,400.


8.   Taxes on Income               The provision (credit) for taxes on income at
                                   December   31,   1999,   consisted   of   the
                                   following:


                                   Currently payable                                                $       32,621
                                   Deferred                                                               (423,823)
                                   --------------------------------------------------------------------------------

                                   Total                                                            $     (391,202)
                                   ================================================================================


                                   The provision (credit) for income taxes differs from the amount that would be obtained by applying federal statutory rates to income before income taxes because no tax benefit has been provided for nondeductible expenses, there are differences between financial and tax reporting of depreciation and deductibility of ESOP contributions, the company is subject to state franchise taxes and foreign taxes, and the separate calculations of the current and deferred provisions each consider the effect of graduated rates. Deferred tax liabilities recognized for taxable temporary differences total $37,603 at December 31, 1999. Deferred tax assets recognized for deductible temporary differences and loss carryforwards total $0 at December 31, 1999, net of a valuation allowance of $336,311. Deferred tax assets and liabilities are individually classified as current and noncurrent based on their characteristics. The company has a federal net operating loss carryforward of approximately $179,000, which expires in 2018.

9.        Employee                 The   company   sponsors   a  leveraged  ESOP
          Stock                    that  covers  all  eligible  employees.   The
          Ownership                company  makes  annual  contributions  to the
          Plan                     ESOP equal to the  ESOP's  debt service.  The
                                   ESOP   shares   initially   were  pledged  as
                                   collateral  for  its  debt.   As  the debt is
                                   repaid, shares are released  from  collateral
                                   and allocated to  active employees,  based on
                                   the  proportion  of  debt service paid in the
                                   year.  The  company  accounts for its ESOP in
                                   accordance  with  Statement of Position 93-6,
                                   Employers'  Accounting   for  Employee  Stock
                                   Ownership Plans. Accordingly, the debt of the ESOP and the guaranteed ESOP obligations are recorded in the consolidated balance sheet as debt and a reduction in stockholders' equity.
                                   As shares are released from collateral, the company reports compensation expense equal to the current market price of the shares, and the shares become outstanding. ESOP compensa-tion expense was $452,142 for the year ended
                                   December  31,  1999.  The  ESOP  shares as of
                                   December 31, 1999 were as follows:


                                   Allocated shares                                                         68,127
                                   Shares released for allocation                                          157,541
                                   Unreleased shares                                                       978,036
                                   -------------------------------------------------------------------------------

                                   Total ESOP shares                                                     1,203,704
                                   ===============================================================================
                                   Fair value of unreleased shares at
                                      December 31, 1999                                                 $2,806,963
                                   ===============================================================================



10.       Stock Option             The  company  adopted  a  stock  option  plan
          Plan                     ("plan") on April 16, 1993.  Incentive  stock
                                   options may be granted  to employees  with an
                                   exercise  price not less than the fair market
                                   value  of  the  stock at the date of grant as
                                   determined   by   the   board   of  directors
                                   ("Board"). Nonstatutory stock options  may be
                                   granted to employees, directors and  consult-
                                   ants with an exercise  price of not less than
                                   85% of the fair market value of the stock at
                                   the date of grant.  The plan is  administered
                                   by  the  Board  of  Directors.  The Board may
                                   grant, at its discretion, options for  shares
                                   aggregating  2,300,000  from the plan. Termi-
                                   nated  options  are  available for subsequent
                                   option  grants  under  the terms of the plan.
                                   Options  generally   vest  over  a  five-year
                                   period;   however,   certain   options   have
                                   accelerated vesting conditions in which they become fully vested upon certain conditions.
                                   No option shall be exercisable after the expiration of ten years from the date the option was granted.

                                   The company applies Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees, in accounting for its stock compensation plan. Accordingly, no compensation cost is recognized when the exercise price is not less than the estimated fair market value of stock on the date of grant. However, in connection with certain stock option grants issued with the exercise price less than the fair market value on the date of grant, deferred compensation is recorded and amortized over the vesting period. For the year ended December 31, 1999, compensation expense recognized was $78,067.

                                   The following is a summary of transactions:


                                                                                         Total            Weighted
                                                                                         Number           Average
                                                                                           of             Exercise
                                                                                         Options           Price
                                    ------------------------------------------------------------------------------
                                    Outstanding, December 31, 1998                      1,046,250          $  1.39

                                    Options granted during the year                     1,002,933             1.46
                                    Options exercised during the year                     (32,500)             .08
                                    Options canceled or expired
                                       during the year                                   (103,008)            2.34
                                    ------------------------------------------------------------------------------
                                    Outstanding, December 31, 1999                      1,913,675          $  1.51
                                    ==============================================================================
                                    Exercisable, December 31, 1999                      1,137,810
                                    ==============================================================================

                                    Weighted average fair value of
                                      options granted during the year                                      $  1.95
                                    ==============================================================================

                                   Options outstanding, exercisable and vested by price range at December 31, 1999 were as follows:

                                                           Weighted
                                                            Average
                                                           Remaining           Number of                Number of
                                       Exercise           Contractual           Options                  Options
                                       Price                 Life             Outstanding              Exercisable
                                    ------------------------------------------------------------------------------

                                    $    .01                120 Months           147,160                 147,160
                                         .08                 35 Months            55,000                  55,000
                                      .19 - .32              47 Months           149,500                 143,033
                                         .45                 83 Months           212,500                 212,500
                                        1.00                 88 Months           276,750                 198,138
                                        1.95                109 Months           870,065                 292,398
                                        3.00                 93 Months           121,200                  56,693
                                        5.00                 96 Months            81,500                  32,888
                                    ------------------------------------------------------------------------------

                                    Total                                      1,913,675               1,137,810
                                    ==============================================================================


                                   The company adopted the disclosure-only provisions of SFAS 123, Accounting for Stock-Based Compensation. Had compensation cost been determined on the basis of fair value pursuant to SFAS 123, the company's net income would have been reduced as follows:

                                    Net loss:
                                       As reported                  $(1,334,393)
                                       Pro forma                     (1,372,449)
                                    ============================================

                                    The  fair  value  of each  option  grant  is
                                    estimated  on the  date of grant  using  the
                                    Black-Scholes option pricing model, with the
                                    following weighted-average  assumptions used
                                    for grants  during  the year ended  December
                                    31,   1999:   weighted   average   risk-free
                                    interest rates of 4.8 percent; expected dividend yields of 0 percent; expected lives of the options of five years; and expected volatility of 0 percent.


 11.      Retirement Plan           Retirement  benefits  are  provided  for all
                                    eligible employees under a defined contribu-
                                    tion plan.  The plan is in compliance   with
                                    Internal Revenue Code Section 401(k) and the
                                    Department  of Labor Rules  and  Regulations
                                    Act.   The  company  contributes  an  amount
                                    equal to a matching percentage determined annually by the Board. Participants begin to vest after two years of service and become fully vested after six years of service. There were no employer contribu-tions made for the year ended December 31, 1999.

 12.      Subsequent                In April, 2000, the company acquired certain
          Events                    assets and assumed  certain  liabilities  of
                                    Angel  Group,  LLP,    a  limited  liability
                                    partnership. The purchase price consisted of 80,000 shares of the company's common stock, $100,000 cash, and the assumption of liabilities in the amount of approximately
                                    $1,312,000.

                                    In April,  2000,  the board  granted  30,000
                                    stock options to two employees with a per share exercise price of $5.00. Such option shares shall vest over five years.

                                    In March, 2000, the company signed a letter of intent with EpicEdge, Inc. ("EpicEdge") to sell selected assets and liabilities of the company to EpicEdge for $6,000,000 in cash and notes, plus $25,200,000 in EpicEdge equity.

IPS ASSOCIATES, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1998 AND 1997


                                                             IPS ASSOCIATES, INC. AND SUBSIDIARIES

                                                     CONSOLIDATED BALANCE SHEETS--DECEMBER 31, 1998 AND 1997
                                                                           (Unaudited)




                                                                                                1998            1997
                                                                                           --------------- ---------------
                                         ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                                $    351,731    $    503,758
   Trade accounts receivable, net of allowance for doubtful accounts of $46,500 and
     $60,000                                                                                   1,478,879       2,342,297
   Marketable securities                                                                       2,500,000              --
   Income taxes receivable                                                                       173,400              --
   Prepaid expenses and other current assets                                                      96,843         109,343
                                                                                           --------------- ---------------
                Total current assets                                                           4,600,853       2,955,398
                                                                                           --------------- ---------------
PROPERTY AND EQUIPMENT, net                                                                      711,567         711,746
                                                                                           --------------- ---------------
OTHER ASSETS:
   Deposits                                                                                       40,337          47,954
   Deferred financing costs, net                                                                 226,155              --
   Investments, at cost                                                                          325,000              --
   Restricted investments                                                                        560,982              --
                                                                                           --------------- ---------------
                Total other assets                                                             1,152,474          47,954
                                                                                           --------------- ---------------
                Total assets                                                                $  6,464,894    $  3,715,098
                                                                                           =============== ===============
                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
   Line of credit                                                                           $    775,000    $         --
   Accounts payable                                                                              198,126         349,229
   Accrued liabilities                                                                           365,226         588,478
   Current portion of long-term debt                                                             707,334         106,444
   Income taxes payable                                                                           33,071         360,000
   Deferred income taxes                                                                         273,876          79,333
                                                                                           --------------- ---------------
                Total current liabilities                                                      2,352,633       1,483,484
                                                                                           --------------- ---------------
NONCURRENT LIABILITIES:
   Long-term debt, less current portion                                                        5,640,276         259,068
   Deferred income taxes                                                                         175,432         372,356
                                                                                           --------------- ---------------
                Total noncurrent liabilities                                                   5,815,708         631,424
                                                                                           --------------- ---------------
                Total liabilities                                                              8,168,341       2,114,908
                                                                                           --------------- ---------------
STOCKHOLDERS' EQUITY (DEFICIT):
   Common stock, no par value, 6,000,000 shares authorized;
     2,222,000 shares issued and outstanding at December 31, 1997                                     --          19,659
   Class A common stock, $0.001 par value, 10,000,000 shares authorized; 1,667,852
     shares issued and outstanding at December 31, 1998                                            1,668              --
   Class B common stock, $0.001 par value, 10,000,000 shares authorized; 1,203,704
     shares issued and outstanding at December 31, 1998                                            1,204              --
   Additional paid-in capital                                                                  3,794,899              --
   Guaranteed ESOP obligations                                                                (6,132,114)             --
   Deferred compensation                                                                        (299,223)             --
   Foreign currency translation                                                                    3,464              --
   Retained earnings                                                                             926,655       1,580,531
                                                                                           --------------- ---------------
                Total stockholders' equity (deficit)                                          (1,703,447)      1,600,190
                                                                                           --------------- ---------------
                Total liabilities and stockholders' equity (deficit)                        $  6,464,894    $  3,715,098
                                                                                           =============== ===============


  The accompanying notes are an integral part of these consolidated statements.


                                                             IPS ASSOCIATES, INC. AND SUBSIDIARIES

                                                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                                         FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                                                                           (Unaudited)

                                                                                             1998              1997
                                                                                        ---------------- -----------------
REVENUES:

   Training                                                                              $   5,544,467    $   6,000,709
   Consulting                                                                                5,104,726        5,149,804
                                                                                        ---------------- -----------------

                Total revenues                                                              10,649,193       11,150,513
                                                                                        ---------------- -----------------

EXPENSES:

   Cost of billed materials                                                                    348,462          348,618
   Employment and related expenses                                                           8,593,563        8,288,938
   Occupancy expenses                                                                          268,905          223,872
   General and administrative expenses                                                       1,452,407        1,111,919
   Depreciation and amortization                                                               212,865          139,434
                                                                                        ---------------- -----------------

                Total expenses                                                              10,876,202       10,112,781
                                                                                        ---------------- -----------------

                Income (loss) from operations                                                 (227,009)       1,037,732
                                                                                        ---------------- -----------------

OTHER EXPENSES:
   Interest expense, net                                                                       236,507           26,954
   ESOP setup costs                                                                            138,373               --
   Loss on foreign currency exchange                                                            13,679            2,915
                                                                                        ---------------- -----------------

                Total other expenses                                                           388,559           29,869
                                                                                        ---------------- -----------------

                Income (loss) before provision for income taxes                               (615,568)       1,007,863

PROVISION FOR INCOME TAXES                                                                      38,308          380,000
                                                                                        ---------------- -----------------

                Net income (loss)                                                             (653,876)           627,863

OTHER COMPREHENSIVE INCOME:  Translation adjustment                                               3,464                --
                                                                                        ---------------- -----------------
                Comprehensive income (loss)                                             $      (650,412) $        627,863
                                                                                        ================ =================



  The accompanying notes are an integral part of these consolidated statements.




                                                             IPS ASSOCIATES, INC. AND SUBSIDIARIES

                                              CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                                         FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                                                                           (Unaudited)

                                                                    Addi-
                                       Class A         Class B      tional                           Foreign               Total
                Common Stock        Common Stock    Common Stock   Paid-in  Guaranteed               Currency          Stockholders'
           ------------------------------------------------------     in        ESOP       Deferred   Trans- Retained      Equity
              Shares   Amount     Shares   Amount  Shares  Amount  Capital  Obligations  Compensation lation Earnings    (Deficit)
           -------------------------------------------------------------------------------------------------------------------------
BALANCE,
 December
 31, 1996   2,329,500 $ 19,781         -- $   --        -- $   -- $       -- $        --  $      --  $   -- $1,104,422  $ 1,124,203

  Exercise
   of stock
   options     12,500      937         --     --        --     --         --          --         --      --         --          937
  Re-
   purchase
   of
   shares    (120,000)  (1,059)        --     --        --     --         --          --         --      --   (151,754)    (152,813)
  Net
   income          --       --         --     --        --     --         --          --         --      --    627,863      627,863
           -------------------------------------------------------------------------------------------------------------------------

BALANCE,
 December
 31, 1997   2,222,000   19,659         --     --        --     --         --          --         --      --  1,580,531    1,600,190

  Recapi-
   tali-
   zation  (2,222,000) (19,659) 1,666,444  1,666   555,556    556     17,437          --         --      --         --           --
  Issuance
   of
   shares
   to ESOP         --       --         --     --   648,148    648  3,499,352  (6,500,000)        --      --         --   (3,000,000)
  Contri-
   butions
   to ESOP         --       --         --     --        --     --   (173,044)    367,886         --      --         --      194,842
  Re-
   purchase
   of
   shares          --       --    (76,592)   (76)       --     --       (458)         --         --      --         --         (534)
   Issuance
    of
    stock
    options        --       --         --     --        --     --    449,370          --   (449,370)     --         --           --
   Exercise
    of stock
    options        --       --     78,000     78        --     --      2,242          --         --      --         --        2,320
   Amorti-
    zation
    of
    deferred
    compen-
    sation         --       --         --     --        --     --         --          --    150,147      --         --      150,147
   Foreign
    currency
    trans-
    lation         --       --         --     --        --     --         --          --         --   3,464         --        3,464
   Net loss        --       --         --     --        --     --         --          --         --      --   (653,876)    (653,876)
           -------------------------------------------------------------------------------------------------------------------------

BALANCE,
 December
 31, 1998          -- $     --  1,667,852 $1,668 1,203,704 $1,204 $3,794,899 $(6,132,114) $(299,223) $3,464 $  926,655  $(1,703,447)
           =========================================================================================================================


  The accompanying notes are an integral part of these consolidated statements.


                                                             IPS ASSOCIATES, INC. AND SUBSIDIARIES

                                                             CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                         FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                                                                           (Unaudited)

                                                                                                1998            1997
                                                                                           ---------------- --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                                        $   (653,876)     $  627,863
   Adjustments to reconcile  net income (loss) to net cash provided by (used by)
     operating activities:

       Depreciation and amortization                                                             212,865         139,434
       Income on restricted investments                                                          (10,982)             --
       Deferred income tax benefit                                                                (2,381)       (189,311)
       Loss on disposal of property and equipment                                                  6,925              --
       Amortization of deferred compensation                                                     150,147              --
       Amortization of guaranteed ESOP obligations                                               194,842              --
       Contributions to ESOP                                                                    (270,833)             --
       Amortization of deferred financing costs                                                   16,845              --
       Provision for doubtful accounts                                                           (13,500)             --
   Changes in assets and liabilities:
     Accounts receivable                                                                         876,918         (72,694)
     Prepaid expenses and other current assets                                                    52,500         (58,252)
     Income taxes receivable                                                                    (173,400)             --
     Deposits                                                                                      7,617         (26,577)
     Accounts payable                                                                           (151,103)        (74,549)
     Accrued liabilities                                                                        (223,252)        (41,340)
     Income taxes payable                                                                       (326,929)        200,000
                                                                                           ---------------- --------------

                Net cash provided by (used by) operating activities                             (307,597)        504,574
                                                                                           ---------------- --------------

CASH FLOWS USED FOR INVESTING ACTIVITIES:
     Purchase of property and equipment                                                         (216,147)       (317,298)
     Purchase of marketable securities                                                        (2,500,000)             --
     Purchase of investments                                                                    (325,000)             --
     Purchase of restricted investments                                                         (550,000)             --
                                                                                           ---------------- --------------

                Net cash used by investing activities                                         (3,591,147)       (317,298)
                                                                                           ---------------- --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings under line of credit                                                             1,370,862              --
   Repayments under line of credit                                                              (595,862)             --
   Payments under notes payable to bank                                                         (203,125)        (48,772)
   Financing costs incurred                                                                     (283,000)             --
   Sale of common stock to ESOP                                                                3,500,000              --
   Payments for repurchase of shares                                                             (44,478)        (43,986)
   Proceeds from exercise of stock options                                                         2,320             937
                                                                                           ---------------- --------------

                Net cash provided by (used by) financing activities                            3,746,717         (91,821)
                                                                                           ---------------- --------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                            (152,027)         95,455

CASH AND CASH EQUIVALENTS, beginning of year                                                     503,758         408,303
                                                                                           ---------------- --------------

CASH AND CASH EQUIVALENTS, end of year                                                      $    351,731      $  503,758
                                                                                           ================ ==============

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid for interest
                                                                                                 272,519          35,014
   Cash paid for taxes
                                                                                                 175,800         195,700


  The accompanying notes are an integral part of these consolidated statements.

                      IPS ASSOCIATES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997
                                  (Unaudited)


1.  NATURE OF OPERATIONS:

IPS Associates, Inc. (incorporated in California in December 1989) and its wholly owned subsidiaries, IPS Global Partners, Inc. (incorporated in California in October 1996) and IPS Associates Asia Pte Ltd (incorporated in the Republic of Singapore in January 1997) (collectively, the Company), provide project management training and consulting services to high-technology companies worldwide. An economic downturn in the high-technology industry could adversely affect the Company.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Restructuring of Stock

In April 1998, the Company amended its articles of incorporation to create two classes of common stock, Class A and Class B, and authorized 10,000,000 shares of each. Class A and Class B shares have similar rights, except that Class B shares have certain preferences in liquidation. The outstanding shares of existing common stock were converted into shares of Class A common stock on a one-for-one basis.

The Company then converted 555,556 shares of Class A common stock owned by certain stockholders to shares of Class B common stock on a one-for-one basis. These Class B shares were subsequently sold to the ESOP (see Note 6).

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. Intercompany accounts and transactions have been eliminated.

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Expense Recognition and Concentrations

Revenues are recognized when services are provided, and expenses are recognized as incurred.

During the year ended December 31, 1998, three of the Company's clients individually provided 23 percent, 14 percent, and 11 percent of revenues. During the year ended December 31, 1997, three of the Company's clients individually provided 23 percent, 20 percent, and 12 percent of revenues.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and in banks and certificates of deposit with an original maturity of three months or less.

Marketable Securities

Marketable securities consist of municipal bonds and are accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." These assets are reported at cost.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are computed by the straight-line method over estimated useful lives. Maintenance and repair expenditures are expensed as incurred.

Property and equipment consisted of the following:


                                                                December 31
                                              -------------------------------------------------      Estimated Useful
                                                       1998                     1997                      Lives
                                              ------------------------ ------------------------ -------------------------
Furniture and equipment                               639,835                  619,486                  3-7 years
Leasehold improvements                                438,901                  402,020                 Lease term
                                              ------------------------ ------------------------
                                                    1,078,736                1,021,506
Less:  Accumulated depreciation                      (367,169)                (309,760)
                                              ------------------------ ------------------------
         Total, net                                   711,567                  711,746
                                              ======================== ========================


Depreciation expense was $138,830 and $124,368 for 1998 and 1997, respectively.

Deferred Finance Costs

Deferred finance costs are related to obtaining loans to finance the Employee Stock Ownership Plan (the ESOP) established in 1998 (see Note 4 and 6). The costs are being amortized over 7 years, the terms of the related loans. Amortization expense for the costs is $16,845 for 1998.

Investments

In relation to the funds borrowed by the Company, from a bank, to establish the ESOP in 1998, the Company also purchased shares of the bank's Class B stock for $75,000 in cash.

Also, in December 1998, the Company invested $250,000 in preferred stock of Vite, an unrelated private company. Vite is designing software that assists in determining the probable success of projects based on various factors. This investment does not allow for the Company to exert significant influence, and there is currently no public market for these securities. Accordingly, the Company has recorded this investment at cost in the accompanying balance sheet. The Company periodically reviews the recoverability of the investment and does not believe that any impairment exists at December 31, 1998.

Restricted Investments

The Company is required by the lending bank to keep a collateral account as security against these loans. Restricted investments are invested in money market funds and municipal bonds and are pledged as collateral for the ESOP loans (see Note 4).

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." The Company calculates deferred taxes based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse.

3.  INCOME TAXES:

The provision for income taxes for the years ended December 31, 1998 and 1997, consists of:

                                               1998           1997
                                           -------------- --------------

Current tax provision:
   Federal                                  $        --    $   433,000
   State                                             --        117,000
   Foreign                                       31,297         19,311
                                           -------------- --------------
            Total current                        31,297        569,311
                                           -------------- --------------
Deferred tax provision (benefit):
   Federal                                           --       (121,000)
   State                                             --        (66,000)
   Foreign                                        7,011         (2,311)
                                           -------------- --------------
            Total deferred                        7,011       (189,311)
                                           -------------- --------------
            Total provision                 $    38,308    $   380,000
                                           ============== ==============

Net deferred income tax liabilities comprised the following at December 31, 1998 and 1997:

                                                         1998           1997
                                                   -------------- --------------

Deferred tax assets:
   Temporary differences                             $    28,256    $    48,000
   Net operating losses                                   74,232             --
Deferred tax liabilities:
   Temporary differences                                (198,525)      (117,689)
   Cash to accrual adjustment                           (279,039)      (382,000)
Valuation allowance                                      (74,232)            --
                                                   -------------- --------------
                Net deferred income tax liability    $  (449,308)   $(  451,689)
                                                   ============== ==============

3.       FINANCING ARRANGEMENTS:

Line of Credit

In July 1998, the Company entered into a line of credit facility with a bank. The maximum borrowings under this facility are $1,000,000 and bear interest at prime plus 0.5 percent (8.25 percent at December 31, 1998). Essentially all assets of the Company secure borrowings under this facility. The amount outstanding under this facility at December 31, 1998 was $775,000.

The Company previously had a revolving line of credit facility with a bank for maximum borrowings of $600,000. The facility bore interest at prime plus 1.5 percent (10.0 percent at December 31, 1997). The amount outstanding under this facility at December 31, 1998 and 1997, was $0 and $2,394, respectively.

ESOP Loan

In July 1998, in connection with the establishment of the ESOP (see Note 6), the Company guaranteed two loans to a bank totaling $6,500,000, on behalf of the ESOP. The funds were used by the ESOP to purchase shares of Class B common stock from the Company and three of the Company's founding stockholders. The loans have a term of 7 years and bear interest at 8.02 percent. At December 31, 1998, the balance outstanding totaled $6,229,167. The loans are subject to various financial and nonfinancial covenants. The Company was not in compliance with all the relevant covenants at December 31, 1998 and has obtained waivers.

Borrowings

In November 1996, the Company entered into an agreement with a bank for a revolving-to-term credit facility that was secured by essentially all of the assets of the Company. The agreement provided for borrowings up to a maximum of $250,000 for leasehold improvements and the acquisition of furniture and equipment. The line required interest-only payments through March 1, 1997, then monthly principal payments of $5,208 plus interest at prime plus 2 percent (10.5 percent at December 31, 1997), with any outstanding balance due and payable in March 2001. Borrowings under this agreement during 1998 and 1997, were $0 and $250,000, respectively, and the balance outstanding at December 31, 1998 and 1997, was $0 and $203,125, respectively. The credit facility was repaid in 1998.

Employee Notes Payable

At December 31, 1998 and 1997, the Company had notes payable to former employees for the repurchase of shares upon termination of employment. These notes are payable over three years and bear interest at 7.5 percent.

The following amounts were outstanding at December 31, 1998 and 1997, under all financing arrangements:


                                                  1998                                     1997
                                 ----------------------------------------  --------------------------------------
                                   Current     Long-term                     Current     Long-term
                                   Portion      Portion        Total         Portion      Portion       Total
                                 ----------------------------------------  --------------------------------------
Revolving-to-term facility        $      --   $         --  $        --     $  62,500    $  140,625   $ 203,125
Notes payable for the
   repurchase of shares              57,334         61,109      118,443        43,944       118,443     162,387
Guaranteed ESOP loans               650,000      5,579,167    6,229,167            --            --          --
                                 ----------------------------------------  --------------------------------------

                Total             $ 707,334   $  5,640,276  $ 6,347,610     $ 106,444    $  259,068   $ 365,512
                                 ========================================  ======================================

Debt matures as follows:

1999                     $  707,334
2000                        778,817
2001                        812,500
2002                        880,208
2003                      1,110,417
Thereafter                2,058,334
                        --------------
                         $6,347,610
                        ==============


5.  COMMITMENTS:

The Company leases office space in San Carlos, California, and Singapore under operating leases expiring in May 2001 and November 2000, respectively. Rent expense under these leases was $220,433 and $160,226 for 1998 and 1997, respectively.

Future minimum rental payments under noncancelable operating leases with initial terms in excess of one year are as follows as of December 31, 1998:

                         Operating
                           Leases

                        -------------

1999                     $  223,552
2000                        217,312
2001                         63,367
                        -------------
                         $  504,231
                        =============


6.       STOCKHOLDERS' equity:

Employee Stock Ownership Plan

On April 23, 1998, the Board of Directors approved the establishment of the ESOP for the benefit of eligible employees. The Company sold 648,148 newly issued shares of Class B common stock and certain stockholders sold 555,556 shares of Class B common stock to the ESOP for a total of $6,500,000. The Company arranged for and guaranteed 2 loans for a total of $6,500,000 (see Note 4) on behalf of the ESOP for the purchase of the Class B common stock. The loans and guaranteed ESOP obligations are recorded in the consolidated balance sheet as debt and a reduction in stockholders' equity.

The Company will allocate shares of the Company's Class B common stock to employees, subject to certain limitations, based on the Company's annual contributions to the ESOP. The allocation is based on compensation of the eligible employees, and the stock allocation is valued at the price established by an independent appraiser. At December 31, 1998, 86,127 shares of the Company's Class B common stock have been allocated to employees by the ESOP.

Stock Options

Under the terms of the Company's stock option plan (the Option Plan) adopted in 1993, options to purchase shares of the Company's common stock may be granted to employees, directors, or consultants. In January 1999, the number of shares of common stock available for issuance under the Option Plan increased from 1,300,000 shares to 2,300,000 shares.

Incentive stock options are granted with an exercise price not less than the estimated fair market value of the stock at the date of grant as determined by the Board of Directors. Nonqualified stock options are generally granted to employees, directors, or consultants at a price not less than 85 percent of the estimated fair market value of the stock at the date of grant.

Options generally vest over a five-year period. Each option terminates ten years after the date of grant. Certain options have accelerated vesting conditions in which they become fully vested upon: (i) a merger or consolidation in which the Company is not the surviving entity (other than a merger or consolidation in which there is no substantial change in the stockholders of the Company); (ii) the sale of more than 51 percent of the shares of the Company; or (iii) the sales of substantially all of the assets of the Company.

The Company accounts for stock options under APB Opinion No. 25, under which no compensation cost is recognized when the exercise price is not less than the estimated fair market value of stock on the date of grant.

In connection with certain shares and stock option grants the Company recognized deferred compensation totaling $449,370 in 1998. Amortization expense recognized during the year ended December 31, 1998 was $150,147.

A summary of the status of all options at December 31, 1998 and 1997, and changes during the years then ended is as follows:



                                                              1998                                1997
                                                ---------------------------------    --------------------------------
                                                               Weighted Average                     Weighted Average
                                                   Shares       Exercise Price          Shares       Exercise Price
                                                -------------- ------------------    -------------- -----------------
Outstanding at beginning of year                  1,102,500          $1.09               749,250          $0.43
   Granted                                          160,000           2.58               448,500           2.01
   Exercised                                        (78,000)          0.12               (12,500)          0.08
   Canceled or expired                             (138,250)          1.11               (82,750)          0.24
                                                -------------- ------------------    -------------- -----------------
Outstanding at end of year                        1,046,250          $1.39             1,102,500          $1.09
                                                ============== ==================    ============== =================

Exercisable at end of year                          616,359                              600,108

Weighted average fair value of options
   granted during year                                               $2.06                                $0.71





Options outstanding, exercisable and vested by price range at December 31, 1998 and 1997, respectively, are as follows:

                        1998                                                    1997
------------------------------------------------------   ----------------------------------------------------
                             Weighted                                               Weighted
                              Average                                                Average
  Number of                  Remaining     Number of      Number of                 Remaining     Number of
   Options    Exercise      Contractual     Options        Options    Exercise     Contractual     Options
 Outstanding    Price          Life       Exercisable    Outstanding    Price         Life       Exercisable
------------------------------------------------------   ----------------------------------------------------
   87,500        $0.08      41 months        87,500        147,500      $0.08        51 months    145,500
  126,500     0.19-0.32     74 months        97,535        212,000   0.19 - 0.32     71 months    137,168
  250,000         0.45      96 months       199,417        250,000       0.45       108 months    150,217
  284,250         1.00      95 months       171,907        268,000       1.00       109 months    157,039
   55,000         1.95      59 months         1,833        184,000       3.00       118 months      9,500
  152,000         3.00     106 months        40,866         41,000       5.00       121 months        684
   91,000         5.00      77 months        17,301
--------------                            ------------   ------------                            ------------
1,046,250                                   616,359      1,102,500                                600,108
==============                            ============   ============                            ============



The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Had compensation expense for the Option Plan been determined based on fair value at the grant dates, as prescribed by SFAS No. 123, the Company's net income (loss) would have been reduced (increased) as follows for the years ended December 31, 1998 and 1997:

                                   1998           1997
                               -------------- -------------

Net income (loss):
   As reported                  $  (653,876)   $  627,863
   Pro forma                       (700,579)      596,755

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model, with the following weighted-average assumptions used for grants during the years ended December 31, 1998 and 1997: weighted average risk-free interest rates of 5.1 percent and 6.0 percent, respectively; expected dividend yields of 0 percent; expected lives of the options of five years; and expected volatility of 0 percent.

7.  401(k) PLAN:

The Company sponsors a defined contribution plan covering all of its eligible, full-time employees. The plan year is from January 1 to December 31. The Company's contribution to the plan is calculated as 25 percent of the first $1,000 contributed to the plan by each employee. The allocation between plan participants is made annually based on a participant's percentage of total participant contributions. Participants become fully vested after six years of service, although they vest incrementally on an annual basis after two years of service and until the six-year period is completed. The Company recorded an expense of $12,442 and $10,657 for the years ended December 31, 1998 and 1997, respectively, for its contributions under the plan.

Item 7 (b) - Pro Forma Financial Information

Description of the Acquisition

Effective June 1, 2000, the Company acquired all of the issued and outstanding stock of IPS Associates, Inc. (IPS), a project management firm, for $3,000,000 in cash, 1,472,585 unregistered shares of Company's common stock and options to purchase 1,082,060 shares of the Company's common stock and the assumption of net liabilities of $2,242,000. The aggregate value of the shares and stock options issued in connection with the transaction was $36,405,139. The Company also assumed an employee stock ownership plan (ESOP) from IPS. The Company recorded unearned compensation of $9,445,240 related to 493,224 shares of common stock issued to the ESOP in connection with the transaction that will be amortized over a period of approximately three to five years. These shares will be periodically revalued in accordance with Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans." In connection with the assumption of the ESOP, the Company assumed a note payable to a financial institution for ESOP financing of approximately $4.5 million. The note bears annual interest of 8.02% and is due in monthly installments of principal and interest as detailed in the agreements payable through July 2005. The note is secured by the accounts receivable, investments, and property and equipment of IPS.

Certain key employees of IPS entered into employment agreements with the Company. These employment agreements terminate in June 2003 and include a non-compete provision for the term of the agreement and one year thereafter. In connection with the transaction, the Company paid a commission to an individual who facilitated the execution of the transaction that consisted of a cash payment of $300,000 and the issuance of 25,065 unregistered shares of the Company's common stock valued at $576,495 and recorded as part of the cost of the IPS acquisition. The acquisition was accounted for under the purchase method of accounting.

Basis of Presentation

The following unaudited pro forma financial information gives effect to the acquisition by EpicEdge, Inc. (EpicEdge or the Company) of IPS in a transaction accounted for under the purchase method of accounting. The unaudited pro forma statements of operations are based on the following:

     (1) the audited historical statement of operations of EpicEdge, Inc. for the year ended December 31, 1999 filed with the Securities and Exchange Commission in its Annual Report on Form 10-KSB/A for the year then ended,

     (2) the unaudited historical statement of operations of EpicEdge, Inc. for the six months ended June 30, 2000,

     (3) the audited historical statement of operations of IPS for the year ended December 31, 1999 included elsewhere in this Current Report on Form 8-K/A, and

     (4) the unaudited statement of operations of IPS for the five months ended May 31, 2000.

As the acquisition was consummated effective June 1, 2000, the combined results of EpicEdge and IPS for the month of June 2000 are reflected in the Company's consolidated statement of operations for the six months ended June 30, 2000 included in its Quarterly Report on Form 10-QSB for the three and six months ended June 30, 2000. Reference is also made to the consolidated balance sheet of EpicEdge as of June 30, 2000 included in the Company's Quarterly Report on Form 10-QSB for the three and six months ended June 30, 2000 filed with the Securities and Exchange Commission as the balance sheet of IPS as of June 30, 2000 is reflected in the Company's consolidated balance sheet as of June 30, 2000.

The unaudited pro forma statement of operations for the year ended December 31, 1999 combines the historical results of operations of EpicEdge and IPS for the year then ended as if the acquisition had occurred on January 1, 1999. The unaudited pro forma statement of operations for the six months ended June 30, 2000 combines the historical results of operations of EpicEdge and IPS as if the combination had occurred as of the beginning of each period presented, actual results may have materially differed from the results indicated in the unaudited pro forma financial information had the combination actually occurred as of the beginning of the periods presented. Additionally, the unaudited pro forma information should not be relied upon as being indicative of the future results of operations of the combined entity. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of IPS and EpicEdge.



                                EpicEdge, Inc.
             Pro Forma Combined Statement of Operations (Unaudited)
                     For the Six Months Ended June 30, 2000

                                                                                             Pro Forma

                                                                                ------------------------------------
                                                                                  Acquisition
                                                                        IPS       Adjustments
                                                       EpicEdge      (Note 2)      (Note 1)            Combined
                                                   ---------------------------------------------   -----------------
Revenues                                            $  18,282,144   $ 5,860,756     $         -     $  24,142,900
Cost of revenues                                       13,915,520     2,359,569               -        16,275,089
                                                   ---------------------------------------------   -----------------
     Gross margin                                       4,366,624     3,501,187               -         7,867,811
                                                   ---------------------------------------------   -----------------

Selling, general and administrative expenses            8,642,382     2,574,169               -        11,216,551
Depreciation and amortization                           1,384,958        79,652       1,777,907 (a)     3,242,517
Stock-based compensation                                6,945,634             -         575,613 (b)     7,521,247
                                                   ---------------------------------------------   -----------------
                                                       16,972,974     2,653,821       2,353,520        21,980,315
                                                   ---------------------------------------------   -----------------

     Loss from operations before other income
     (expense) and provision for taxes                (12,606,350)      847,366      (2,353,520)      (14,112,504)

Other income (expense)                                     13,813      (206,518)              -          (192,705)
                                                   ---------------------------------------------   -----------------
     Income before provision for taxes                (12,592,537)      640,848      (2,353,520)      (14,305,209)

(Provision) benefit for income taxes                            -          (800)              -              (800)
                                                   ---------------------------------------------   -----------------
           Loss from continuing operations           $(12,592,537)  $   640,048     $(2,353,520)    $ (14,306,009)
                                                   =============================================   =================

Basic and diluted loss per share - continuing
operations                                           $      (0.50)                                  $       (0.54)
                                                   ================                                =================

Basic and diluted common shares outstanding            25,185,562                     1,227,154 (c)    26,412,716
                                                   ================             ================   =================




                                 EpicEdge, Inc.
             Pro Forma Combined Statement of Operations (Unaudited)
                      For the Year Ended December 31, 1999

                                                                                              Pro Forma

                                                                                 ------------------------------------
                                                                                   Acquisition
                                                                                   Adjustments
                                                       EpicEdge         IPS          (Note 1)           Combined
                                                    ----------------------------------------------   ----------------
Revenues                                             $  29,439,569    $ 12,483,472  $          -     $  41,923,041
Cost of revenues                                        26,342,696       4,844,517             -        31,187,213
                                                    ----------------------------------------------   ----------------
     Gross margin                                        3,096,873       7,638,955             -        10,735,828
                                                    ----------------------------------------------   ----------------

Selling, general and administrative expenses             4,827,783       6,760,507             -        11,588,290
Depreciation and amortization                              648,706         216,008     4,266,974  (a)    5,131,688
Stock-based compensation                                 3,548,476         825,567       654,872  (b)    5,028,915
                                                    ----------------------------------------------   ----------------
                                                         9,024,965       7,802,082     4,921,846        21,748,893
                                                    ----------------------------------------------   ----------------

     Loss from operations before other income
     (expense) and provision for taxes                  (5,928,092)       (163,127)   (4,921,846)      (11,013,065)

Other income (expense)                                      (9,284)     (1,562,468)            -        (1,571,752)
                                                    ----------------------------------------------   ----------------
     Income before provision for taxes                  (5,937,376)     (1,725,595)   (4,921,846)      (12,584,817)

(Provision) benefit for income taxes                             -         391,202                         391,202
                                                    ----------------------------------------------   ----------------
           Loss from continuing operations           $  (5,937,376)   $ (1,334,393) $ (4,921,846)    $ (12,193,615)
                                                    ==============================================   ================

Basic and diluted loss per share - continuing
operations                                           $       (0.28)                                  $       (0.53)
                                                    ===============                                  ================

Basic and diluted common shares outstanding             21,370,431                     1,472,585  (c)   22,843,016
                                                    ===============              =================   ================


NOTE 1 - The above unaudited pro forma statements give effect to the following pro forma adjustments which reflect the acquisition of IPS by EpicEdge:

(a) Additional amortization expense resulting from goodwill of $34,135,788 being recorded as a result of the transaction. Goodwill is being amortized over a period of eight years.

(b) Additional stock-based compensation related to the valuation of the 157,541 shares of common stock released during the year ended December 31, 1999 by the IPS ESOP acquired in connection with the transaction. The adjustment is calculated based on the purchase exchange ratio of .5043 shares of EpicEdge common stock exchanged for each share of IPS common stock. The valuation was determined based on the market price of the EpicEdge common stock of $13.934 per share of common stock on the release date of December 31, 1999.

         Additional stock-based compensation of $575,613 for the six months ended June 30, 2000 is based on the 163,831 shares of common stock to be released during the year 2000.

(c) The additional outstanding shares as a result of the shares of common stock that were issued in connection with the acquisition.

NOTE 2 - The historical financial information for IPS presented to generate the pro forma financial information for the six months ended June 30, 2000 represents the results of operations of IPS for the five months ended May 31, 2000. The results of operations of IPS for the one month ended June 30, 2000 is included in the consolidated results of EpicEdge for the six months ended June 30, 2000 as the acquisition was recorded as of June 1, 2000 for accounting purposes.

                                      * * *

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EpicEdge, Inc.


Date:  September 13, 2000                              By /s/ Paul Ruiz
                                                         -----------------------
                                                         Paul Ruiz
                                                         Chief Financial Officer


                                      -32

Item 7 (c)  - Exhibits

Exhibit 99.1 - Independent Auditors' Report for IPS Associates Asia Pte Ltd for the year ended December 31, 1999